Exhibit 23.1




Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement (Form S-1) of Startech Environmental Corporation of our report dated December 15, 2004, included in the October 31, 2004 Annual Report to the Shareholders of Startech Environmental Corporation.


/s/  Kostin, Ruffkess & Company, LLC
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Farmington, Connecticut
April 5, 2006